Exhibit 23-b
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement of Rockwell Automation, Inc. on Form S-8 for the Rockwell Automation Retirement Savings Plan for Salaried Employees and the Rockwell Automation Retirement Savings Plan for Hourly Employees of our report dated June 20, 2007, relating to the financial statements and supplemental schedule of the Rockwell Automation Retirement Savings Plan for Salaried Employees as of December 31, 2006 and for the year then ended, appearing in the Annual Report on Form 11-K of the Rockwell Automation Retirement Savings Plan for Salaried Employees for the year ended December 31, 2006, and our report dated June 20, 2007, relating to the financial statements and supplemental schedule of the Rockwell Automation Retirement Savings Plan for Hourly Employees as of December 31, 2006 and for the year then ended, appearing in the Annual Report on Form 11-K of the Rockwell Automation Retirement Savings Plan for Hourly Employees for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
VIRCHOW, KRAUSE & COMPANY, LLP
Milwaukee, Wisconsin
March 3, 2008